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                                                                    EXHIBIT 23.2

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 15, 2000, accompanying the financial statements of Mirenco, Inc. contained in the Registration Statement and Prospectus filed on January 19, 2001. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Kansas City, Missouri
January 19, 2001